Exhibit (e)(1)(vii)
Schedule A
ALLIANZ FUNDS MULTI-STRATEGY TRUST
Separate Investment Portfolios
Revised as of March 31, 2011
Fund Name
Allianz AGIC Convertible Fund
Allianz AGIC Emerging Growth Fund
Allianz AGIC Focused Opportunity Fund
Allianz AGIC High Yield Bond Fund
Allianz AGIC International Growth Fund
Allianz AGIC International Growth Opportunities Fund
Allianz AGIC Micro Cap Fund
Allianz AGIC Small to Mid Cap Growth Fund
Allianz AGIC Ultra Micro Cap Fund
Allianz NFJ Global Dividend Value Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2030 Fund
Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz Global Investors Solutions Global Core Allocation Fund
Allianz Global Investors Solutions Growth Allocation Fund
Allianz Global Investors Solutions Retirement Income Fund
Allianz RCM All Alpha Fund
Allianz RCM All Horizons Fund
Allianz RCM China Equity Fund
Allianz RCM Disciplined Equity Fund
Allianz RCM Global EcoTrendsSM Fund
Allianz RCM Global Water Fund
Allianz RCM International Opportunities Fund
Allianz RCM Redwood Fund
[Signature page follows.]
[Schedule A to Distribution Contract]

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST
By:	/s/ Brian S. Shlissel
	Name:	Brian S. Shlissel
	Title:	President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By:	/s/ Robert Rokose
	Name:	Robert Rokose
	Title:	Managing Director

[Schedule A to Distribution Contract — Signature Page]